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                                                                     EXHIBIT 2.8

                                                                  EXECUTION COPY
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                        STOCK PURCHASE AND SALE AGREEMENT

                                  by and among

                            ZHONE TECHNOLOGIES, INC.,

                        NEC ELUMINANT TECHNOLOGIES, INC.,

     NEC USA, Inc., NEC America, Inc., NEC Corporation, ITOCHU Corporation,
      Technology Ventures I Venture Capital Investment Limited Partnership,
 ITV Side Fund, L.L.C., The Yasuda Enterprise Development I, Limited Partnership
                 and The Investment Enterprise Partnership YNED

                      With respect to all of the issued and
              outstanding shares of capital stock of NEC eLuminant
                               Technologies, Inc.

                                February 14, 2003

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE I     PURCHASE AND SALE OF THE SHARES............................................................1
    SECTION 1.01      Purchase and Sale of the Shares....................................................1
    SECTION 1.02      Purchase Price.....................................................................2
    SECTION 1.03      Purchase Price Adjustment..........................................................2
    SECTION 1.04      Closing............................................................................4
    SECTION 1.05      Certain Excluded Assets and Liabilities............................................5
    SECTION 1.06      Assignment of Certain Contracts....................................................6
    SECTION 1.07      Legends............................................................................6
ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY..............................7
    SECTION 2.01      Title to Shares....................................................................7
    SECTION 2.02      Sellers' Organization..............................................................7
    SECTION 2.03      Sellers' Authority to Execute and Perform Agreement................................7
    SECTION 2.04      Purchase For Investment............................................................8
    SECTION 2.05      No Seller Brokers' Fees............................................................8
    SECTION 2.06      Capitalization.....................................................................8
    SECTION 2.07      Organization and Qualification.....................................................9
    SECTION 2.08      Subsidiaries.......................................................................9
    SECTION 2.09      Corporate Power and Authority......................................................9
    SECTION 2.10      Validity, Etc......................................................................9
    SECTION 2.11      Company Financial Statements......................................................10
    SECTION 2.12      Absence of Undisclosed Liabilities................................................10
    SECTION 2.13      Absence of Adverse Change; Conduct of Business....................................10
    SECTION 2.14      Taxes.............................................................................10
    SECTION 2.15      Litigation........................................................................13
    SECTION 2.16      Compliance with Law...............................................................13
    SECTION 2.17      Licenses and Permits..............................................................13
    SECTION 2.18      Labor and Employee Relations......................................................13
    SECTION 2.19      ERISA.............................................................................14
    SECTION 2.20      Current Employees.................................................................14
    SECTION 2.21      Properties........................................................................14
    SECTION 2.22      Insurance.........................................................................14
    SECTION 2.23      Material Contracts................................................................15
    SECTION 2.24      Intellectual Property.............................................................15
    SECTION 2.25      Records...........................................................................17
    SECTION 2.26      Inventory.........................................................................18
    SECTION 2.27      Notes and Accounts Receivable.....................................................18
    SECTION 2.28      Powers of Attorney................................................................18
    SECTION 2.29      Product Warranty..................................................................18
    SECTION 2.30      Environmental, Health and Safety..................................................18
    SECTION 2.31      Business Relationships with the Company...........................................19
    SECTION 2.32      No Company Brokers' Fees..........................................................19
    SECTION 2.33      Disclosure........................................................................19
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ARTICLE III   REPRESENTATIONS AND WARRANTIES OF BUYER...................................................19
    SECTION 3.01      Organization......................................................................19
    SECTION 3.02      Buyer Power and Authority.........................................................19
    SECTION 3.03      Validity, Etc.....................................................................20
    SECTION 3.04      Capitalization....................................................................20
    SECTION 3.05      Buyer Financial Statements........................................................20
    SECTION 3.06      Absence of Undisclosed Liabilities................................................21
    SECTION 3.07      Taxes.............................................................................21
    SECTION 3.08      Litigation........................................................................21
    SECTION 3.09      Compliance with Law...............................................................21
    SECTION 3.10      Purchase For Investment...........................................................21
    SECTION 3.11      Disclosure........................................................................22
ARTICLE IV    COVENANTS OF THE SELLERS..................................................................22
    SECTION 4.01      Best Efforts Cooperation..........................................................22
    SECTION 4.02      Access............................................................................22
    SECTION 4.03      Keeping of Books and Records......................................................22
    SECTION 4.04      Actions Prior to Closing..........................................................23
    SECTION 4.05      Notice of Changes.................................................................23
    SECTION 4.06      Preservation of Business..........................................................23
    SECTION 4.07      Termination of Employees and Company Plans........................................24
    SECTION 4.08      Litigation........................................................................24
    SECTION 4.09      Obligations of Affiliates.........................................................24
    SECTION 4.10      Seller Release....................................................................25
    SECTION 4.11      Non-Competition...................................................................25
    SECTION 4.12      Liabilities.......................................................................25
    SECTION 4.13      Notices and Consents..............................................................25
    SECTION 4.14      Covenant Not To Sue...............................................................25
    SECTION 4.15      U.S. Patent No. 4,835,763.........................................................26
    SECTION 4.16      Stock Option Exercises............................................................26
ARTICLE V     COVENANTS OF THE BUYER....................................................................26
    SECTION 5.01      Cooperation.......................................................................26
    SECTION 5.02      Amendment of Rights Agreement.....................................................26
    SECTION 5.03      Amendment of Zhone Certificate of Incorporation...................................26
    SECTION 5.04      NEC Name..........................................................................27
    SECTION 5.05      Covenant not to Sue...............................................................27
ARTICLE VI    POST-CLOSING COVENANTS....................................................................27
    SECTION 6.01      Post-Closing Covenants............................................................27
ARTICLE VII   CONDITIONS TO THE BUYER'S OBLIGATIONS.....................................................30
    SECTION 7.01      Consents..........................................................................30
    SECTION 7.02      Representations and Warranties True...............................................30
    SECTION 7.03      Performance.......................................................................31
    SECTION 7.04      No Adverse Change.................................................................31
    SECTION 7.05      Obligations of the Sellers........................................................31
    SECTION 7.06      Resignations......................................................................31
    SECTION 7.07      No Actions, Suits or Proceedings..................................................31
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    SECTION 7.08      Closing Documents.................................................................31
    SECTION 7.09      Escrow Agreement..................................................................31
    SECTION 7.10      Patent Assignments................................................................31
    SECTION 7.11      Transition Services Agreement.....................................................32
ARTICLE VIII  CONDITIONS TO THE SELLERS' OBLIGATIONS....................................................32
    SECTION 8.01      Representations and Warranties True...............................................32
    SECTION 8.02      Performance.......................................................................32
    SECTION 8.03      No Adverse Change.................................................................32
    SECTION 8.04      No Actions, Suits or Proceedings..................................................32
    SECTION 8.05      Closing Documents.................................................................32
    SECTION 8.06      Rights Agreement..................................................................33
    SECTION 8.07      Escrow Agreement..................................................................33
    SECTION 8.08      Financing.........................................................................33
    SECTION 8.09      Zhone Certificate of Incorporation................................................33
    SECTION 8.10      Transition Services Agreement.....................................................33
ARTICLE IX    INDEMNIFICATION...........................................................................33
    SECTION 9.01      Survival of Representations, Warranties, Covenants and Agreements.................33
    SECTION 9.02      Indemnification...................................................................34
    SECTION 9.03      General Procedures; Third Party Claims............................................36
ARTICLE X     TERMINATION...............................................................................37
    SECTION 10.01     Termination.......................................................................37
    SECTION 10.02     Effect of Termination.............................................................38
ARTICLE XI    MISCELLANEOUS.............................................................................38
    SECTION 11.01     Notices...........................................................................38
    SECTION 11.02     Entire Agreement..................................................................39
    SECTION 11.03     Modifications and Amendments......................................................40
    SECTION 11.04     Waivers and Consents..............................................................40
    SECTION 11.05     Assignment........................................................................40
    SECTION 11.06     Parties in Interest...............................................................40
    SECTION 11.07     Governing Law.....................................................................40
    SECTION 11.08     Severability......................................................................40
    SECTION 11.09     Interpretation....................................................................41
    SECTION 11.10     Headings and Captions.............................................................41
    SECTION 11.11     Expenses..........................................................................41
    SECTION 11.12     Confidentiality...................................................................41
    SECTION 11.13     Public Disclosure.................................................................42
    SECTION 11.14     Counterparts......................................................................42
    SECTION 11.15     Appointment of Representative.....................................................42
    SECTION 11.16     Representation....................................................................43
    SECTION 11.17     Specific Performance..............................................................43
    SECTION 11.18     Consent to Jurisdiction; Waiver of Jury Trial.....................................43
    SECTION 11.19     Attorneys' Fees...................................................................44
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                                      iii

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List of Defined Terms                                                    Section

Asset Purchase Agreement                                            Section 1.05
Audited Financial Statements                                        Section 2.11
Buyer                                                                   Preamble
Buyer Damages                                                       Section 9.02
Buyer Financial Statements                                          Section 3.05
Buyer General Representations                                       Section 9.01
Buyer Indemnified Party                                             Section 9.02
Buyer Organizational Representations                                Section 9.01
Claims                                                              Section 1.01
Closing                                                             Section 1.04
Closing Date                                                        Section 1.04
Company                                                                 Preamble
Company Balance Sheet                                               Section 2.11
Company Certificate of Incorporation                                Section 2.06
Company Financial Statements                                        Section 2.11
Company Intellectual Property                                       Section 2.24
Contracts                                                           Section 2.23
Damages                                                             Section 9.02
Disclosure Schedule                                                  Article IIB
Environmental, Health and Safety Laws                               Section 2.30
Escrow Agent                                                        Section 1.02
Escrow Agreement                                                    Section 1.02
Escrow Period                                                       Section 1.02
Escrowed Securities                                                 Section 1.02
Excluded Assets                                                     Section 1.05
Excluded Liabilities                                                Section 1.05
Final Closing Date Balance Sheet                                    Section 1.03
GAAP                                                                Section 2.11
Indemnified Party                                                   Section 9.03
Indemnifying Party                                                  Section 9.03
Indemnity Period                                                    Section 9.01
Independent Accounting Firm                                         Section 1.03
Intellectual Property                                               Section 2.24
Interim Balance Sheet                                               Section 2.11
ITOCHU                                                                  Preamble
TVI                                                                     Preamble
ITVSF                                                                   Preamble

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List of Defined Terms                                                    Section

Mintz Levin                                                        Section 11.16
NEC America Contracts                                               Section 1.06
NEC USA                                                                 Preamble
Noncompetition Agreement                                            Section 4.11
Patent Assignments                                                  Section 7.10
Permits                                                             Section 2.17
Pre-Closing Matter                                                  Section 4.10
Purchase Price                                                      Section 1.02
Rights Agreement                                                    Section 5.02
Securities Act                                                      Section 1.07
Seller Damages                                                      Section 9.02
Seller General Representations                                      Section 9.01
Seller Indemnified Party                                            Section 9.02
Seller IP Non-Infringement Representations                          Section 9.01
Seller IP Representations                                           Section 9.01
Seller Organizational Representations                               Section 9.01
Seller Tax Representations                                          Section 9.01
Sellers' Representative                                            Section 11.15
Sellers                                                                 Preamble
Series B Stockholder                                                Section 8.06
Shares                                                                 Recital A
Shortfall                                                           Section 1.03
Tangible Personal Property                                          Section 2.21
Tax Returns                                                         Section 2.14
Taxes                                                               Section 2.14
Third Party Claim                                                   Section 9.03
Third Party Licenses                                                Section 2.24
YED                                                                     Preamble
YNED                                                                    Preamble
Zhone Certificate of Incorporation                                  Section 1.02
Zhone Preferred Stock                                               Section 1.02
Zhone Shares                                                        Section 1.02

                                       v

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List of Exhibits
Exhibit 1.02A      -       Escrow Agreement
Exhibit 1.02B      -       Zhone Certificate of Incorporation
Exhibit 1.05       -       Asset Purchase Agreement
Exhibit 2.06       -       Company Certificate of Incorporation
Exhibit 4.11       -       Noncompetition Agreement
Exhibit 7.10       -       Patent Assignments
Exhibit 7.11       -       Transition Services Agreement

                                       vi

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     This STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") entered into this
14th day of February, 2003 by and among Zhone Technologies, Inc., a Delaware corporation ("Zhone" or the "Buyer"), NEC eLuminant Technologies, Inc., a Delaware corporation (the "Company"), NEC USA, Inc., a Delaware corporation
("NEC USA"), NEC America, Inc., a Delaware corporation ("NEC America"), NEC Corporation, a Japanese corporation ("NEC Japan"), ITOCHU Corporation, a
Japanese corporation ("ITOCHU"), Technology Ventures I Venture Capital
Investment Limited Partnership ("TVI"), ITV Side Fund, L.L.C., a Delaware limited liability company ("ITVSF"), The Yasuda Enterprise Development I,
Limited Partnership, a Japanese limited partnership ("YED"), and The Investment Enterprise Partnership YNED, a Japanese limited partnership ("YNED") (each of
NEC USA, NEC Japan, ITOCHU, TVI, ITVSF, YED and YNED a "Seller" and collectively the "Sellers"; and ITOCHU, ITVSF, YED and YNED from time to time collectively the "Non-NEC Sellers").

                                    RECITALS:

     A. The Sellers are the owners of all of the issued and outstanding shares of capital stock of every kind and description of the Company (said shares being herein referred to as the "Shares").

     B. The Sellers desire to sell the Shares and the Buyer desires to purchase the Shares upon the terms and conditions set forth herein.

     C. Simultaneous with or prior to the Closing, certain assets and liabilities of the Company will be sold and transferred to NEC USA or an affiliate thereof pursuant to the Asset Purchase Agreement. After giving effect to such transaction, the Company's business as in effect on the Closing will consist of its Access Solutions Division, although the assets of the Company will also include certain fixed assets (but not prototypes related to the fiberSlam product) that were formerly used in the Company's Advance Broadband Technology Division, which is no longer active.

     D. The Buyer and the Sellers desire to enter into certain other agreements for their mutual benefit.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereby agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

     SECTION 1.01 Purchase and Sale of the Shares. On the basis of the representations, warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell the Shares listed next to such Seller's name on Schedule A hereto to the Buyer, and the Buyer shall purchase such Shares from each Seller, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (together, "Claims").

     SECTION 1.02 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale and transfer of the Shares, at the Closing (i) the Buyer shall pay to the Sellers cash in the total amount of $1,000, in accordance with the allocation set forth on Schedule A, and (ii) the Buyer shall issue to Sellers 9,000,000 shares (the "Zhone Shares" and together with the amount set forth in clause (i) above, the "Purchase Price") of its Series B Preferred Stock, par value $.001 per share ("Zhone Preferred Stock"), in accordance with the allocation set forth on Schedule A, of which 900,000 shares (such shares, allocated to the Sellers in accordance with Schedule A, the "Escrowed Securities") shall be deposited with an agent, which shall be a bank or a trust company organized under the laws of the United States of America or any of the States, having a combined capital and surplus of not less than $100,000,000 selected by the Buyer and the Sellers (the "Escrow Agent"), to be held in escrow from the Closing Date through February 14, 2004 (the "Escrow Period"), in accordance with the terms of the escrow agreement in the form attached hereto as Exhibit 1.02A (the "Escrow Agreement"). The Zhone Preferred Stock will have the rights, preferences and privileges set forth in the Fourth Amended and Restated Certificate of Incorporation, attached hereto as Exhibit 1.02B (the "Zhone Certificate of Incorporation"). Notwithstanding the foregoing, the Escrow Period shall terminate upon a liquidation, dissolution or winding up of the Buyer (including any deemed liquidation, dissolution or winding up) as contemplated in Article IV, Section 2(b)(1) of the Zhone Certificate of Incorporation.

     SECTION 1.03 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment as follows:

          (a) Final Closing Date Balance Sheet. Within twenty (20) business days after the Closing Date, the Buyer shall prepare and deliver to NEC USA an unaudited balance sheet of the Company as of the Closing Date (the "Final Closing Date Balance Sheet"), which shall be prepared on the same basis and in the same form as the Interim Balance Sheet. The Purchase Price delivered as of the Closing shall be adjusted as follows:

               (i) In the event that the assets of the Company reflected on the Final Closing Date Balance Sheet equal or exceed the liabilities of the Company reflected on the Final Closing Date Balance Sheet, then the Purchase Price shall not be adjusted.

               (ii) In the event that the assets of the Company reflected on the Final Closing Date Balance Sheet are less than the liabilities of the Company reflected on the Final Closing Date Balance Sheet (such amount a "Shortfall"), then the Purchase Price shall be reduced such that the number of shares of Zhone Preferred Stock to be issued to NEC USA shall be reduced by the quotient of: (X) the amount of the Shortfall divided by (Y) $2.0238, rounded to the nearest whole share of Zhone Preferred Stock.

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               (iii)     The Purchase Price adjustment set forth in this Section
                         1.03(a) shall be allocated solely to the shares of Zhone Preferred Stock delivered to NEC USA at the Closing in accordance with Schedule A hereto.

          (b)  Disputes.

               (i) Subject to clause (ii) of this Section 1.03(b), the Final Closing Date Balance Sheet delivered by the Buyer to NEC USA shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

               (ii) NEC USA may dispute any amounts reflected on the Final Closing Date Balance Sheet; provided, however, that NEC USA shall have notified the Buyer in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within twenty (20) calendar days of the Buyer's delivery of the Final Closing Date Balance Sheet to NEC USA. In the event of such a dispute, NEC USA and the Buyer shall use reasonable efforts to resolve such dispute, provided that if such dispute is not resolved within ten (10) business days of NEC USA's notice to Buyer set forth above, the parties shall submit the items in dispute for resolution to an independent accounting firm of national reputation mutually acceptable to NEC USA and the Buyer (the "Independent Accounting Firm"), which shall, within thirty (30) calendar days after such submission, determine and report to NEC USA and the Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive on NEC USA and the Buyer. The fees and disbursements of the Independent Accounting Firm shall be allocated between NEC USA and the Buyer in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

          (c) Final Purchase Price Adjustment. The Final Closing Date Balance Sheet shall be deemed final for the purposes of this Section 1.03 upon the earlier of (x) the failure of NEC USA to notify the Buyer of a dispute within the twenty (20) calendar day period following the Buyer's delivery of the Final Closing Date Balance Sheet to NEC USA, and (y) the resolution of all disputes, pursuant to Section 1.03(b)(ii), by the Independent Accounting Firm. Within ten
(10) business days after the Final Closing Date Balance Sheet is deemed final, NEC USA shall return to the Buyer the requisite number of shares of Zhone Preferred Stock, if any, required pursuant to Section 1.03(a); provided that, ten percent (10%) of the number of shares so returned (rounded to the nearest whole share number) shall simultaneously be released to NEC USA by the Escrow Agent pursuant to the Escrow Agreement. In the event such shares are not returned

                                       3

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to Buyer within the ten (10) business day period, the Buyer may obtain such shares out of the Escrowed Securities in accordance with the terms of the Escrow Agreement.

          (d) Cooperation. The parties agree and undertake to provide each other with reasonable access to their books and records and personnel to the extent reasonably necessary to assist in the preparation of the statements referred to in this Section 1.03.

     SECTION 1.04 Closing. Subject to the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California, at 12:00 p.m., on February 14, 2003, or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date"). At the Closing:

          A. The Sellers and the Company shall deliver or cause to be delivered to the Buyer the following:

               (i) By each Seller: certificates for the Shares in the names of the Sellers duly endorsed to the Buyer, or accompanied by separate stock assignments reasonably satisfactory to the Buyer;

               (ii) By the Company: the resignations (or other evidence of necessary corporate action) referred to in Section 7.06;

               (iii) By each Seller: a copy of the resolutions of each Seller (to the extent required by applicable law or such Seller's governing documents) which is a corporation, partnership, trust or other entity, and of the Company, certified by its respective Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Company and each such Seller in carrying out the terms and provisions hereof;

               (iv) By the Company: all of the books, data, documents, instruments and other records relating to the Company including without limitation the original incorporation documents, foreign qualifications, bylaws, minute book, and stock record book;

               (v) By the Company and NEC USA: the Asset Purchase Agreement, duly executed by the Company and NEC USA; and

               (vi)      By NEC Japan and NEC America: the Patent Assignments.

          B. The Buyer shall deliver or cause to be delivered to the Sellers the following:

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               (i)       Stock certificates in respect of the Zhone Preferred
                         Stock (other than the Escrowed Securities, which shall be delivered to the Escrow Agent) and the cash amount set forth in Section 1.02;

               (ii) A copy of the resolutions of the Buyer certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Buyer in carrying out the terms and provisions hereof; and

               (iii) A file-stamped copy from the Secretary of State of the State of Delaware of the amendments to the Zhone Certificate of Incorporation contemplated in Section 8.09.

          C.   The parties shall deliver:

               (i) Except for the Non-NEC Sellers, the Escrow Agreement and the Transition Services Agreement;

               (ii)      The Rights Agreement; and

               (iii) Such further documents, resolutions, certificates and instruments as any party or his, her or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.

     SECTION 1.05 Certain Excluded Assets and Liabilities. Prior to or simultaneous with the Closing, pursuant to an Asset Purchase Agreement substantially in the form attached hereto as Exhibit 1.05 (the "Asset Purchase Agreement"), NEC USA or one of its affiliates shall (i) acquire the assets of the Company which are listed on Schedule 1.05 (the "Excluded Assets"), and (ii) assume the liabilities listed on Schedule 1.05 (the "Excluded Liabilities"), provided that NEC USA or its affiliates may elect at their option to pay or otherwise discharge any of the Excluded Liabilities as of the Closing. In that regard, for purposes of this Agreement, except where the context would require otherwise, the expressions "material adverse effect on the business of the Company," "material adverse change to the business of the Company," and "ordinary course of business consistent with past practice" shall be deemed to include only the business of the Company as in effect on the Closing, which is as described in Recital C, and excluding the Excluded Assets and Excluded Liabilities. In the event that any of the Excluded Assets inadvertently includes any assets of the Company which are reasonably required to permit the Company to operate the business as in effect on the Closing, or if any other assets or services used in the operation of the business as in effect on the Closing are not transferred to the Company as of the Closing, NEC USA agrees to negotiate with Buyer on a good faith basis the transfer or license of such assets and the provision of such services on terms and conditions substantially similar to those set forth in this Agreement and the Transition Services Agreement. Notwithstanding anything to the contrary contained in this Agreement, including this Section 1.05, neither the Company nor Buyer or any of its affiliates shall have any rights following the Closing to the intellectual property (other than the rights to use and otherwise commercially

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exploit (1) the know-how retained in the unaided memory of any ex-employee of the Company who is subsequently hired by the Company or Buyer; and (2) know-how learned by the Company or Buyer as a result of a review of any tangible materials delivered to Buyer or the Company on or before the Closing) related to the Company's Advance Broadband Technology Division.

     SECTION 1.06 Assignment of Certain Contracts. As of the Closing, NEC America hereby assigns to the Company all of its rights, title and interest in and to, and the Company hereby assumes all of, NEC America's obligations under the Contracts listed on Schedule 1.06 hereto (the "NEC America Contracts"). Each of the Company, the Buyer and NEC America agree to use reasonable best efforts to substitute in all respects the Company, the Buyer or any of its affiliates for NEC America as a party to the NEC America Contracts. To the extent that any of the NEC America Contracts is by its terms not assignable without the consent of another party, and such consent has not been obtained as of the Closing, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Each of the Company, the Buyer and NEC America agree to use reasonable best efforts to obtain the consent of such other party to the assignment of any such agreement to the Company following the Closing; provided that, if any such consent shall not be obtained despite the parties' efforts, NEC America shall, to the extent permitted by law, permit the Company and Buyer to receive the benefits under such NEC America Contract and, provided that such benefits are made available to the Company or Buyer, the Company and Buyer agree to indemnify and hold harmless NEC America and its affiliates from any liabilities or obligations under such NEC America Contracts which are due and payable in the ordinary course of business following the Closing.

     SECTION 1.07 Legends. The shares of Zhone Preferred Stock to be issued to the Sellers pursuant to this Agreement shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Zhone Preferred Stock to be issued pursuant hereto shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by applicable state securities laws or as set forth in the Rights Agreement. Notwithstanding the foregoing, no opinion of counsel shall be necessary in connection with any transfer of Zhone Preferred Stock by any Seller to any other Seller, or by any Seller to any of its affiliates which provide to Buyer the necessary securities law representations under Section 2.04 hereof.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

     A. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, severally, and not jointly and severally, hereby represents and warrants to and agrees with the Buyer with respect to the Shares listed next to the name of such Seller on Schedule A hereto that:

     SECTION 2.01 Title to Shares. Such Seller owns the Shares beneficially and of record, free and clear of all Claims. Other than restrictions on transfer imposed under federal or state securities laws, there is no restriction affecting the ability of such Seller to transfer the legal and beneficial title and ownership of the Shares to the Buyer and, upon delivery thereof to the Buyer pursuant to the terms of this Agreement and of payment of the Purchase Price at the Closing, the Buyer will acquire beneficial title to the Shares free and clear of all Claims. Such Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require such Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

     SECTION 2.02 Sellers' Organization. Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     SECTION 2.03 Sellers' Authority to Execute and Perform Agreement. Said Seller has the full legal right and power and all authority and approval required by law to enter into this Agreement and the other documents and instruments contemplated hereby and to perform its obligations hereunder and thereunder. Said Seller has duly executed and delivered this Agreement and the other documents and instruments contemplated hereby to which it is a party, and this Agreement and such other documents and instruments constitute the legal, valid and binding obligation of said Seller enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by general equitable principles. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof by said Seller will
(a) conflict with or result in any violation of any certificate of incorporation, by-law or other governing document of said Seller, or any judgment, decree, order, statute, law, rule or regulation applicable to said Seller or to the Shares of said Seller, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person or entity, (c) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any mortgage, indenture, note, lease, license, agreement or other instrument or obligation to which said Seller is a party or by which said Seller or its Shares is bound, or (d) result in the creation of any Claim of any kind or nature on, or with respect to its Shares.

     SECTION 2.04 Purchase For Investment. Such Seller is acquiring the shares of Zhone Preferred Stock for investment for its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act. Such Seller understands that the shares of Zhone Preferred Stock have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom. Such Seller is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in Zhone Preferred Stock and to make an informed decision relating thereto. Such Seller has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for such Seller. Such Seller is an Accredited Investor as defined in Regulation D under the Securities Act.

     SECTION 2.05 No Seller Brokers' Fees. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

     B. As a further inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and except as set forth in the Disclosure Schedule provided by Sellers to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"), NEC USA hereby further represents and warrants to Buyer that the statements contained in the following sections of this Article II are true, complete and correct. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall be deemed to qualify only the corresponding paragraph unless a reasonable person would determine that the disclosure contains enough information to qualify or otherwise apply to the other paragraphs of this Article II.

     SECTION 2.06 Capitalization. The authorized, issued and outstanding capital stock of the Company consists on the date hereof, and will on the Closing Date consist solely of 20,000,000 shares of Preferred Stock, $.0001 par value, of which 6,091,281 are issued and outstanding and owned by the Sellers, as set forth on Schedule A, free and clear of all Claims, and 55,000,000 shares of Common Stock, par value $.0001 per share, of which 21,760,000 shares are issued and outstanding and owned by the Sellers, as set forth on Schedule A, free and clear of all Claims, in each case with no personal liability attaching to the ownership thereof. All of such shares are duly authorized, validly issued, fully paid and non-assessable and were issued in full compliance with all federal, state and local rules, laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company's Amended and Restated Certificate of Incorporation, as amended, a copy of which has been provided to the Buyer and is attached hereto as Exhibit 2.06 (the "Company Certificate of Incorporation"), and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are, and at the Closing Date there will be, no shares held in the corporate treasury of the Company and no shares reserved for issuance. As of the date hereof there are, and as of the Closing Date there will be, no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of the

Company. As of the date hereof there is, and as of the Closing Date the Company will have, no obligation (contingent or other) to issue, sell or otherwise cause to become outstanding any of its capital stock, or to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Company's capital stock.

     SECTION 2.07     Organization and Qualification.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the Company's business or the character of the properties owned or leased by the Company requires such licensing or qualification, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not in the aggregate be expected to have a material adverse effect on the business or operations of the Company.

          (b) The Company is not in default under or in violation of any provision of the Company Certificate of Incorporation or the Company's By-laws.

     SECTION 2.08 Subsidiaries. The Company does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

     SECTION 2.09 Corporate Power and Authority. The Company has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and contemplated to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Company have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, the Company enforceable against the Company in accordance with their terms.

     SECTION 2.10 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in violation of the Company Certificate of Incorporation or the Company's By-laws, or any judgment, decree, order, statute, law, rule or regulation applicable to the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person or entity, or (iii) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any mortgage, indenture, note, lease, license, agreement or other instrument or obligation related to the Company or any of its assets or the consummation of the transactions contemplated hereby or thereby, except in the case of this clause (iii) for such defaults (or rights of termination, cancellation or acceleration) (x) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (y) which would not reasonably be expected to have a material adverse effect on the business or operations of the Company.

     SECTION 2.11 Company Financial Statements. The Company has previously furnished to the Buyer the audited balance sheet of the Company as at March 31, 2002 (the "Company Balance Sheet"), and the related statements of income and cash flow and notes thereto for the fiscal year ended March 31, 2002 (the "Audited Financial Statements"), which have been prepared in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP"), and fairly present in all material respects the financial position of the Company as of the date thereof, and the results of its operations and cash flows for the periods ended on the date thereof. The Company has also previously furnished to the Buyer an unaudited balance sheet as of January 31, 2003 (the "Interim Balance Sheet" and together with the "Audited Financial Statements," the "Company Financial Statements"), which fairly presents in all material respects the financial position of the Company as of the date thereof. The Company Financial Statements are attached hereto as Schedule 2.11.

     SECTION 2.12 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the Company Balance Sheet or the Interim Balance Sheet, the Company does not have any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice and reflected accurately in its books and records (none of which results from, arises out of or relates to any breach of contract, breach of warranty, infringement or violation of law).

     SECTION 2.13 Absence of Adverse Change; Conduct of Business. Except as contemplated in this Agreement, since January 31, 2003, the Company has conducted its business only in the ordinary course of business consistent with past practice, and there has been no material adverse change in the business, operations or financial condition of the Company. Without limiting the foregoing, since January 31, 2003, there has not been, occurred or arisen any event which would require the consent of the Buyer under Section 4.04 had such action been taken after the date of this Agreement.

     SECTION 2.14     Taxes.

     (a) Filing of Tax Returns. The Company has duly and timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all material respects. Except as set forth on Schedule 2.14, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (b) Payment of Taxes. The unpaid Taxes of the Company will not, as of the Closing Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Final Closing Date Balance Sheet. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (c) Asset Purchase Agreement Transactions. No liability for Taxes has or will be incurred by the Company in connection with the purchase of the Excluded Assets, the assumption of the Excluded Liabilities or any other transaction consummated pursuant to the Asset Purchase Agreement, beyond amounts reserved therefor on the Final Closing Date Balance Sheet.

     (d) Audits, Investigations, Disputes or Claims. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company. There are no pending or, to the knowledge of the Company or NEC USA, threatened audits, investigations, disputes or claims or other actions for or relating to any liability for Taxes with respect to the Company, and there are no matters under discussion with any governmental authorities, or known to the Company or NEC USA, with respect to Taxes that are likely to result in an additional liability for Taxes with respect to the Company. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on
Schedule 2.14 and, except as set forth in such Schedule, neither the Company, any predecessor nor NEC USA has been notified that any taxing authority intends to audit a Tax Return for any other period. NEC USA has delivered or made available to Buyer complete and accurate copies of federal, state and local Tax Returns of the Company and its predecessors for the years ended December 31, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1999. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any of the assets of the Company or any shares of Company capital stock.

     (f) Tax Elections. All material elections with respect to Taxes affecting the Company, or its assets, as of the date hereof are set forth on
Schedule 2.14. The Company has not: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any of its assets as owned by another person pursuant to the provisions of
Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made and will not make a consent dividend election under Section 565 of the Code; (vi) or made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

     (g) Affiliated Groups. The Company (i) is not currently a member of a group of corporations which files a combined, consolidated or unitary Tax Return and (ii) has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return other than a group the common parent of which was NEC USA. No Seller will, as of the Closing Date, qualify as a "selling affiliate" within the meaning of Treasury Regulations Section 1.338(h)(10)-1(b)(3). The Company has no liability for the Taxes of any person (other than the Company) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     (h) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company, or its assets, and, after the Closing Date, neither the Company nor its assets shall be bound by any such Tax-sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods up to and including the Closing Date.

     (i) Partnerships and Single Member LLC's. The Company (i) is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company which is treated as a disregarded entity, and
(iii) is not a shareholder of a "controlled foreign corporation" as defined in
Section 957 of the Code (or any similar provision of state, local or foreign law).

     (j) No Withholding. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     (k) Permanent Establishment. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

     (l) Employee Compensation. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

     (m) Definitions. For purposes of this Agreement, (i) "Taxes" means all taxes, including without limitation income, gross receipts, profits, premium, windfall profits, license, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, social security, unemployment, disability, registration, payroll, employment, franchise, environmental, customs duties, capital stock, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States of America or any such government, including any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, (ii) "Tax Returns" means all reports, returns, declarations, statements, claims for refund, forms or other information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof, and (iii) "Code" means the Internal Revenue Code of 1986, as amended.

     SECTION 2.15 Litigation. There is no (a) action, suit, claim or proceeding pending or, to the knowledge of NEC USA or the Company, threatened, nor to the knowledge of NEC USA or the Company any investigation pending or threatened against the Company (whether or not the Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or (c) governmental inquiry pending or, to the knowledge of NEC USA or the Company, threatened against, involving or affecting the Company, and there is, to the knowledge of NEC USA or the Company no basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Company. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

     SECTION 2.16 Compliance with Law. The Company is not subject to any judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, its businesses, operations, properties, assets or condition (financial or otherwise). The Company is in compliance with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services except for such instances of noncompliance or default which, individually or in the aggregate would not reasonably be expected to have a material adverse effect on the business or operations of the Company.

     SECTION 2.17 Licenses and Permits. The Company has all material licenses, permits, consents, approvals and authorizations of or from any public or governmental agency used in or necessary for the conduct of the Company's business (collectively, the "Permits"), all of which are listed on Schedule
2.17. The Company is in material compliance with all of the Permits, and neither the Company nor NEC USA has received any notice of, nor have reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist.

     SECTION 2.18 Labor and Employee Relations. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and neither the Company nor NEC USA has knowledge of any attempt to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. The Company is not currently, and has not within the last three years been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any of the Company's employees. The Company has not experienced any work stoppages during the last three years. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Schedule 2.18 identifies and the Company has delivered to Buyer true and complete copies of (i) all severance agreements with employees; (ii) all severance programs and policies applicable to its employees;
(iii) all plans, programs, agreements and other arrangements with or relating to, employees which contain change in control provisions; (iv) any written material relating to the material personnel policies of the Company and (v) any employment or other agreement of any employee.

     SECTION 2.19 ERISA. The Company does not sponsor any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. To the knowledge of the Company or NEC USA, there is no basis upon which it could be reasonably expected that the Company would have any liability arising out of or related to any employee benefits plan sponsored or maintained by NEC America.

     SECTION 2.20 Current Employees. Set forth on Schedule 2.20 is a list of the names of all of the Company's current employees and consultants, together with the title or job classification of each such person. Except as specifically described on Schedule 2.20, none of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

     SECTION 2.21     Properties.

          (a) Tangible Property. The Company has good and marketable title to, or a valid leasehold interest in, free and clear of all Claims, all tangible personal property used in or necessary for the conduct of its business, which is reflected on the Company Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business consistent with past practice since the date of the Balance Sheet) (the "Tangible Personal Property"). The Company's possession and use of such property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such ownership or leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained.

          (b) Real Property. The Company does not own any real property, and as of the Closing Date, after giving effect to the transactions contemplated by the Asset Purchase Agreement, the Company will not have any liabilities or obligations with respect to any real property.

     SECTION 2.22 Insurance. Schedule 2.22 contains a correct and complete list of each insurance policy maintained by the Company. All of such insurance policies are in full force and effect, and the Company is not in default with respect to its obligations under any such insurance policies, except for any failures to be in full force and effect or defaults that would not reasonably be expected to have a material adverse effect on the business or operations of the Company. With respect to such insurance policies, (a) neither NEC USA nor the Company has received any notice from the insurer under any such policy disclaiming coverage, reserving rights with respect to a particular claim or such policy in general or canceling or materially amending any such policy, (b) there is no claim, suit or other matter currently pending, and (c) all premiums due and payable have been duly paid.

     SECTION 2.23 Material Contracts. Schedule 2.23 lists all material existing contracts, agreements, understandings, commitments, licenses and franchises (whether written or oral) (collectively "Contracts"), relating to the Company, including without limitation (a) the NEC America Contracts; (b) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity providing for lease payments in excess of $100,000 per annum; (c) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000; (d) any agreement concerning a partnership or joint venture; (e) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a security interest on any of its assets, tangible or intangible; (f) any agreement concerning noncompetition; (g) any agreement with any of the Sellers or their affiliates; (h) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, assets, operations, financial condition or prospects of the Company; or (i) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000. The Company has made available to the Buyer true, correct and complete copies of all of the Contracts specified on Schedule
2.23 which are in writing. All of the Contracts described in Schedule 2.23 are in full force and effect. None of such Contracts has been terminated, the Company is not in breach or default thereunder, to the knowledge of NEC USA or the Company no other party is in breach or default thereunder, and neither NEC USA nor the Company is aware of any intention or right of any party to default another party to any such Contract. There exists no actual or, to the knowledge of the Company or NEC USA, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any such Contract.

     SECTION 2.24     Intellectual Property.

          (a)  For purposes of this Agreement, "Intellectual Property" means:
(i) inventions and discoveries (whether or not patentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, invention disclosures, and other rights of invention, including without limitation any reissues, divisions, continuations and continuations-in-part, provisionals, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (ii) trademarks, service marks, trade names, trade dress, logos, domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide; (iii) copyrightable works, copyrights, website content, and other rights of authorship, and any applications, registrations and renewals in connection therewith, worldwide; (iv) trade secrets and any other confidential business and technical information, including, without limitation, web site user information, customer and supplier lists and related information, pricing and cost information, business and marketing plans, advertising statistics, any other financial, marketing and business data, technical data, specifications, schematics and know-how; (v) to the extent not covered by subsections (i) through (iv), above, software and web sites (including all related computer code and content); (vi) rights to exclude others from appropriating any of such Intellectual Property, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein; and (vii) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

          (b) Schedule 2.24(a) contains a correct and complete list of all patents, registered trademarks, registered service marks, registered copyrights and registered trade names (and any applications therefore), and all written invention disclosures, owned by the Company (after giving effect to the Patent Assignments from each of NEC Japan and NEC America to the Company) ("Company Intellectual Property"); Schedule 2.24(b) contains a correct and complete list of all license agreements to which the Company is a party whereby the Company licenses Intellectual Property from a third party ("Third Party Licenses").

          (c) To the Knowledge of NEC USA and the Company, the Company Intellectual Property and the licensed Intellectual Property covered by the Third Party Licenses constitutes all the Intellectual Property used by the Company in its operations as presently conducted, with the exception of: information in the form of know-how that may reside within the knowledge of the Company employees who were made available to Buyer; and information that may be contained in files and records that have been and will be provided to Buyer at or prior to Closing. For the purposes of this subsection (c) only, the term "Knowledge" shall mean actual knowledge, or such knowledge that a similarly situated company would be expected to have in the ordinary and prudent conduct of its business.

          (d) (i) The Company owns all right, title and interest in the Company Intellectual Property; (ii) the rights of the Company to the Company Intellectual Property are free and clear of all liens and encumbrances; (iii) all registrations with and applications to governmental or regulatory bodies in respect of the Company Intellectual Property are, to the knowledge of NEC USA and the Company, valid and in full force and effect and the Company has taken all action reasonably required to maintain their validity and effectiveness, except where the failure to do so would not result in a material adverse effect on the Company; (iv) at or prior to closing, the Company shall have delivered to the Buyer all existing documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in the Company Intellectual Property that are in the Company's possession, custody or control; and (v) the Company has taken reasonable measures to protect the secrecy, confidentiality and value of its trade secrets.

          (e) The Company has made available to the Buyer true, correct and complete copies of all of the Third Party Licenses specified on Schedule 2.24(b) which are in writing. All of the Third Party Licenses described in Schedule 2.24(b) are in full force and effect. None of the Third Party Licenses have been terminated, no party is in breach or default thereunder, and neither NEC USA nor the Company is aware of any intention or right of any party to default to another party to any of the Third Party Licenses. There exists no actual or, to the knowledge of NEC USA and the Company, threatened termination, cancellation or limitation of any of the Third Party Licenses. There are no restrictions on the direct or indirect transfer of any Third

Party License. No licensing fees, royalties or payments are due or payable by the Company in connection with the use of any licensed Intellectual Property covered by any Third Party License.

          (f) No approval or consent of any person or entity is needed so that the interest of Buyer in the Company Intellectual Property shall continue to be in full force and effect following the transactions contemplated by this Agreement.

          (g) The Company's products and the use thereof does not interfere with, infringe upon or misappropriate any third party's Intellectual Property rights. In addition to the foregoing, to the knowledge of NEC USA and the Company, the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of any third party, and the Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party).

          (h) To the knowledge of NEC USA and the Company, no third party has interfered with, infringed upon or misappropriated any item of Company Intellectual Property.

          (i) All Intellectual Property owned or used by the Company and for which confidentiality is appropriate has been maintained in confidence in accordance with protection procedures reasonably believed by NEC USA and the Company to be adequate for protection customarily used in the industry to protect rights of like importance. All former and current employees who have contributed or participated in the conception or development of the Intellectual Property owned or used by the Company have executed and delivered to the Company a written invention assignment agreement, assigning all their right, title, and interest in the Intellectual Property to the Company. All agents and independent contractors who have contributed or participated in the conception or development of the Intellectual Property owned or used by the Company have done so pursuant to a written agreement.

          (j) The Company and NEC USA have in their possession or control: (i) correct and complete, fully-executed copies of all of the Third Party Licenses (as amended to date) that are identified on Schedule 2.24(b) and which are in writing; and (ii) correct and complete copies of all documents submitted to or received from the relevant patent, copyright, trademark, service mark and trade name foreign or domestic authorities relating to each item of the Company Intellectual Property identified on Schedule 2.24(a). At or prior to the Closing, NEC USA shall have delivered to Buyer correct and complete, fully-executed copies of all of the documents described in this subsection.

          (k) NEC USA has received an offer for license from Telcordia Technologies, Inc., with respect to U.S. Patent 4,835,763 only, as it applies to any alleged infringement of such patent attributable to past and current products sold by the Company as of the Closing Date. Neither NEC USA nor the Company has received notice from Telcordia alleging infringement of any other Intellectual Property of Telcordia.

     SECTION 2.25 Records. The minute books, stock certificate books and stock transfer ledgers of the Company are complete and correct in all material respects with respect to the matters set forth therein and have been maintained in a manner consistent with good business practice.

     SECTION 2.26 Inventory. A correct and complete list of the inventory of the Company as of the date of the Interim Balance Sheet has been made available to the Buyer.

     SECTION 2.27 Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible, subject only to the reserve for bad debts set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and the Interim Balance Sheet.

     SECTION 2.28 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     SECTION 2.29 Product Warranty. Each product manufactured, sold, leased, licensed or delivered by the Company has been in conformity with all applicable contractual commitments and all applicable warranties, and the Company has no liability or obligation for replacement or repair thereof or other damages in connection therewith, other than in the ordinary course of business and subject only to the reserve for product warranty claims set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and the Interim Balance Sheet.

     SECTION 2.30     Environmental, Health and Safety.

          (a) The Company has materially complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, demand or notice has been filed or commenced against it, nor to the knowledge of NEC USA or the Company, any investigation, charge or complaint filed or commenced against it, alleging any failure to comply or, to the knowledge of NEC USA or the Company, is any such action, suit, proceeding, hearing, investigation, charge, complaint, demand or notice threatened. Without limiting the generality of the preceding sentence, the Company has obtained and is in compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws, except where the failure to obtain or be in compliance with the terms and conditions of any of the foregoing would not reasonably be expected to have a material adverse effect on the business or operations of the Company. To the knowledge of NEC USA and the Company (i) no hazardous or toxic substance has been released and there are no threatened releases of any hazardous or toxic substance from the Company's facilities as a result of the operation of the Company's business that constitutes the material violation of any Environmental, Health and Safety Laws, and (ii) there are no pollutants, hazardous or toxic substances or conditions relating to pollutants, hazardous or toxic substances at the Company's facilities which presently require investigation, remediation, assessment, cleanup, removal or other response action under any Environmental, Health and Safety Laws.

          (b) For purposes of this Agreement, "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Oil Pollution Act and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of governmental authorities (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials, substances or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials, substances or wastes.

     SECTION 2.31 Business Relationships with the Company. Except as contemplated in this Agreement, as of the Closing Date, none of the Sellers or their affiliates will have any agreement, arrangement or other business relationship with the Company; all liabilities or obligations owed or required to be performed by the Sellers or their affiliates to the Company will have been paid or discharged in full; and the Company will have no liabilities or obligations of any kind or nature to the Sellers or their affiliates.

     SECTION 2.32 No Company Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     SECTION 2.33 Disclosure. No representation or warranty by NEC USA or the Company contained in this Article II contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Except for the representations and warranties of the Sellers and the Company contained in this Article II, no Seller or any other person or entity acting on behalf of any Seller or the Company makes any representation or warranty, express or implied.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     The  Buyer represents and warrants to the Sellers as follows:

     SECTION 3.01 Organization. Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Buyer's ability to purchase the Shares.

     SECTION 3.02 Buyer Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and by general equitable principles.

     SECTION 3.03 Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any violation of the Zhone Certificate of Incorporation or Zhone's By-laws, or any judgment, decree, order, statute, law, rule or regulation applicable to Buyer,
(ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person or entity, other than compliance with applicable federal and state securities laws, or (iii) violate, conflict with or result in a breach, default or termination (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any mortgage, indenture, note, lease, license, agreement or other instrument or obligation to which Buyer is a party, except in the case of this clause (iii) for such defaults (or rights of termination, cancellation or acceleration) which would not reasonably be expected to have a material adverse effect on Buyer's ability to purchase the Shares.

     SECTION 3.04 Capitalization. The authorized, issued and outstanding capital stock of Buyer consists on the date hereof, and will on the Closing Date consist solely of 113,500,000 shares of Preferred Stock, $.001 par value, of which 73,969,338 are issued and outstanding, and 135,000,000 shares of Common Stock, par value $.001 per share, of which 15,523,593 shares are issued and outstanding. All of such shares are duly authorized, validly issued, fully paid and non-assessable and were issued in full compliance with all federal, state and local rules, laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Zhone Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. Except for the Rights Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of, or providing for registration rights, preemptive rights or rights of first refusal with regard to, the Company's capital stock.

     SECTION 3.05 Buyer Financial Statements. The Buyer has previously furnished to the Sellers, and attached hereto as Schedule 3.05 are the Buyer's audited balance sheet as of December 31, 2001 and the related statements of income and cash flow and notes thereto for the fiscal year ended December 31, 2001, and an unaudited balance sheet as of November 30, 2002 and the related statements of income and cash flows for the eleven (11) month period ended November 30, 2002. All such financial statements (the "Buyer Financial Statements") have been prepared in accordance with GAAP, and present fairly in all material respects the financial position of the Buyer as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. Since November 30, 2002, there has been no material adverse change in the business, operations or financial condition of the Buyer from that reflected in the Buyer Financial Statements.

     SECTION 3.06 Absence of Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or reserved against in the Buyer Financial Statements and in connection with the financing arrangements described in Section 8.08 hereof, the Buyer does not have any material liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise except for liabilities and obligations incurred since the date of the Buyer Financial Statements in the ordinary course of business consistent with past practice.

     SECTION 3.07 Taxes. The Buyer has duly and timely filed with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof. All such Tax Returns filed are complete and accurate in all material respects and all Taxes shown thereon as due have been paid. The Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     SECTION 3.08 Litigation. There is no (a) action, suit, claim or proceeding pending or, to the knowledge of the Buyer any investigation pending or threatened against or affecting the Buyer (whether or not the Buyer is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Buyer or (c) governmental inquiry pending or, to the Buyer's knowledge, threatened against, involving or affecting the Buyer, and there is, to the knowledge of the Buyer, no basis for any of the foregoing, except in each case for such actions, suits, proceedings, investigations or inquiries which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business or operations of the Buyer. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Buyer. The Buyer is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     SECTION 3.09 Compliance with Law. The Buyer is not subject to any judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, its businesses, operations, properties, assets or condition (financial or otherwise). The Buyer has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services except for such instances of noncompliance or default which, individually or in the aggregate would not reasonably be expected to have a material adverse effect on the business or operations of the Buyer.

     SECTION 3.10 Purchase For Investment. Buyer is acquiring the Shares for investment for its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act. Buyer understands that the Shares have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom. Buyer is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in the Shares and to make an informed decision relating thereto. Buyer has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for Buyer. Buyer is an Accredited Investor as defined in Regulation D under the Securities Act.

     SECTION 3.11 Disclosure. No representation or warranty by the Buyer contained in this Article III contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading. Except for the representations and warranties of the Buyer contained in this Article III, neither the Buyer nor any other person or entity acting on behalf of the Buyer makes any representation or warranty, express or implied.

                                   ARTICLE IV

                            COVENANTS OF THE SELLERS

     The Company and the Sellers covenant and agree with the Buyer as follows; provided, however, that for purposes of this Article IV (except for Sections
4.09 and 4.10), the terms "Seller" and "Sellers" shall not include the Non-NEC
Sellers:

     SECTION 4.01 Best Efforts Cooperation. Each Seller shall use its respective reasonable best efforts to perform and fulfill and to cause the Company to perform and fulfill, all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 4.02 Access. Until the Closing, each Seller shall give and shall cause the Company to give, the Buyer, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to the Company's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company. Following the Closing, each Seller shall provide the Buyer with access to any and all records relating to the Company which remain in the possession of accountants, attorneys and other third parties, unless in the good faith opinion of counsel of any such Seller such records incorporate attorney-client privileged information. In order that the Buyer may have full opportunity to make such examination and investigation as it may desire of the business and affairs of the Company, the Company will, and the Sellers will cause the Company to furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the Company and the Sellers to cooperate fully with the representatives of the Buyer in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the Company's financial condition, business operations, properties and prospects; provided, however, that the foregoing is subject to the provisions of
Section 11.12 hereof regarding confidentiality.

     SECTION 4.03 Keeping of Books and Records. Until the Closing, the Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 4.04 Actions Prior to Closing. Except as expressly contemplated in this Agreement, the Company shall conduct its business pending the Closing only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, NEC USA shall cause the Company to conduct its business in a manner such that on the Closing Date the Company will have no obligations or liabilities except (a) those set forth on the Company Balance Sheet and (b) those incurred in the ordinary course of business consistent with past practice after the date of the Company Balance Sheet and prior to the Closing Date and reflected accurately in its books and records. Except as expressly contemplated by this Agreement or as consented to in writing by the Buyer, during the period from the date of this Agreement to the Closing Date, the Company shall not, (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for shares of capital stock of the Company; (ii) redeem, purchase or otherwise acquire any of its outstanding securities (including the Shares); (iii) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock of the Company; (iv) other than in the ordinary course of the Company's business consistent with past practice, make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization; (v) enter into any contract or release or relinquish any contract or other rights either involving more than $100,000 or outside the ordinary course of the Company's business;
(vi) impose any security interest upon any of its assets, tangible or intangible; (vii) make any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the ordinary course of the Company's business; (viii) incur any long-term debt for borrowed money or any short-term debt for borrowed money, or guarantee any such debt; (ix) propose or adopt any amendments to the Company Certificate of Incorporation or the Company's By-Laws; (x) make any loan or advance to any of its officers, directors, consultants, agents or employees or to any member of their families or any other loan or advance otherwise than in the ordinary course of business consistent with past practice; or (xi) agree in writing or orally to take any of the foregoing actions or any other action which would have made any representation or warranty in this Agreement untrue.

     SECTION 4.05 Notice of Changes. Until the Closing, each Seller shall notify the Buyer of any material change in the business of the Company, or any other change causing a breach of any of the representations and warranties in
Article II above, as soon as it becomes apparent to such Seller that any such change has or may occur. No disclosure by any Seller pursuant to this Section 4.05, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     SECTION 4.06 Preservation of Business. Except as contemplated in this Agreement, until the Closing, the Company will, and NEC USA will cause the Company to, use its reasonable best efforts to preserve its business organization intact, and to preserve its goodwill.

Without limiting the generality of the foregoing, the Company will, and the Sellers will cause the Company to, timely perform all obligations required of the Company or the Sellers under the Contracts and Permits.

     SECTION 4.07     Termination of Employees and Company Plans.

          (a) The treatment of the employees of the Company as of the Closing shall be as described in the Transition Services Agreement.

          (b) As of the Closing Date, NEC America and the Company shall take such action as is necessary such that the Company shall cease being "participating employers" and shall cease any co-sponsorship and participation in any employee benefit plan that is jointly adopted, sponsored or maintained by NEC America and its affiliates and the Company and in which any current, terminated or retired employee of the Company participates (each such plan being a "Seller Plan"). The Company shall have no further liability and NEC America shall retain all liabilities for claims under any Seller Plans, whether such claims are made prior to, on or after the Closing Date. For this purpose claims under any medical, dental, vision, or prescription drug plan generally will be deemed to be incurred on the date that the service giving rise to such claim is performed (and while the participant is still covered under such plan) and not when such claim is made. NEC America shall provide under the Seller Plans any continuation coverage required under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law ("COBRA") to each "qualified beneficiary" as that term is defined in COBRA whose first "qualifying event" (as defined in COBRA) occurs on or prior to the Closing Date. Notwithstanding the foregoing, NEC America shall spin-off and transfer all of the obligations and liabilities of any Seller Plan that is a Section 125 flexible spending plan attributable to employees of the Company and their dependents and beneficiaries to a Section 125 flexible spending plan maintained by Buyer.

          (c) The parties hereto acknowledge and agree that all provisions contained in this Section 4.07 with respect to employees are included for the sole benefit of the respective parties hereto and shall not create any right in any other person, including, without limitation, any employees, former employees, any participant in any Seller Plan or any beneficiary thereof.

     SECTION 4.08 Litigation. NEC USA will promptly notify the Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company or its affiliates, or against any employee, consultant or director of the Company.

     SECTION 4.09 Obligations of Affiliates. Except as contemplated in this Agreement, on or before the Closing Date, the Sellers shall terminate any ongoing agreements between any of them or their affiliates, on the one hand, and the Company, on the other hand, all without any expense to the Company (or any reduction in the gross assets reflected on the Company Balance Sheet) so that following the Closing Date the Company shall have no obligations of any kind or nature to the Sellers or their affiliates except for those specified in this Agreement, and all debts and other obligations owed or required to be performed by the Sellers or their affiliates to the Company shall be paid or discharged in full; provided, however, that nothing contained in this Section 4.09 shall be deemed to release the Company's officers and directors, or NEC Japan, NEC USA, NEC America and their respective officers and directors, from any claims that any

Non-NEC Seller may have against any of them. Without limiting the foregoing, effective as of the Closing the Sellers and the Company hereby terminate the Investors Rights Agreement dated October 10, 2001 by and among certain of the Sellers and the Company, the Stockholders Agreement dated October 10, 2001 by and among certain of the Sellers and the Company, and the Stockholder Agreement dated November 27, 2001 by and between NEC Japan and the Company.

     SECTION 4.10 Seller Release. Effective as of the Closing, NEC USA, NEC America and NEC Japan hereby release and forever discharge the Company and its parents, subsidiaries, affiliates, stockholders (but expressly excluding the other Sellers and their respective affiliates, officers and directors), successors and assigns, and each of the other Sellers hereby releases and forever discharges solely the Company (but expressly excluding its officers and directors), from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, fixed or contingent, and whether known or unknown relating to the Company, which ever existed or now exists, by any reason whatsoever, relating to any fact, situation, circumstance, status, event, act, failure to act, or transaction occurring on or prior to the Closing Date (each, a "Pre-Closing Matter"); provided that, nothing contained in this Section 4.10 shall be deemed to release the Company or Buyer or any of its affiliates from any of their respective obligations under this Agreement or in connection with the transactions contemplated hereby; provided further, that that nothing contained in this
Section 4.10 shall be deemed to release the Company's officers and directors, or NEC Japan, NEC USA, NEC America and their respective officers and directors, from any claims that any Non-NEC Seller may have against any of them.

     SECTION 4.11 Non-Competition. At the Closing NEC USA will enter into a Noncompetition Agreement in substantially the form of Exhibit 4.11 (the "Noncompetition Agreement").

     SECTION 4.12 Liabilities. Except as contemplated in the Asset Purchase Agreement, prior to the Closing, the Company shall (and NEC USA shall cause the Company to) pay all of its liabilities and obligations, howsoever arising, as and when due and payable in the ordinary course of business, including Taxes, Tax Claims, assessments and governmental charges of any kind, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     SECTION 4.13 Notices and Consents. Prior to the Closing, at the Buyer's reasonable request, the Company shall (and NEC USA shall cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of governmental authorities or third parties required in connection with the consummation of the transactions contemplated by this Agreement.

     SECTION 4.14 Covenant Not To Sue. NEC Japan agrees that neither it nor any of its affiliates shall institute a patent infringement suit against the Buyer or any of its affiliates, or any customers of the Buyer or any of its affiliates, regarding products manufactured by, made for, used by, imported by, offered for sale by, leased and/or otherwise disposed by the Buyer or any of its affiliates which may be covered by any patent that is owned by NEC Japan or any of its affiliates, but only to the extent that such infringement relates to products currently offered for sale by the Company as of the Closing Date or any products that are modifications or enhancements of the such products. The foregoing covenant shall terminate upon a liquidation, dissolution or winding up of the Buyer (including any deemed liquidation, dissolution or winding up) as contemplated in Article IV, Section 2(b)(1) of the Zhone Certificate of Incorporation. NEC Japan shall, and shall cause its affiliates to, require subsequent owners or transferees of any such patent referred to above to be bound by the foregoing covenant.

     SECTION 4.15 U.S. Patent No. 4,835,763. NEC USA shall be responsible for discharging, and shall indemnify the Buyer and its affiliates and hold each of them harmless from and against, any Damages arising out of or relating to any alleged infringement of U.S. Patent No. 4,835,763, which is attributable to any product sold by the Company on or prior to the Closing Date and for the same products if they are sold by the Buyer after the Closing Date; provided, however, that nothing contained in this Section 4.15 shall pertain to any such alleged infringement which is attributable to any product that was sold after the Closing Date and was modified, improved or changed if such alleged infringement is a result of such modification, improvement or change. The foregoing covenant shall terminate upon a liquidation, dissolution or winding up of the Buyer (including any deemed liquidation, dissolution or winding up) as contemplated in Article IV, Section 2(b)(1) of the Zhone Certificate of Incorporation.

     SECTION 4.16 Option and Warrant Exercises. NEC USA represents to the Buyer that all outstanding options to purchase Company capital stock are subject to the Company's repurchase right contained in the Stock Option Exercise Agreement between the Company and each option holder, a correct and complete form of which was previously provided to counsel for the Buyer. Prior to the Closing, the Company shall not take any action to waive, assign or otherwise compromise in any respect its ability to exercise such repurchase right. In the event that any option, warrant or other convertible security, including without limitation those certain Warrants dated October 10, 2001 and February 1, 2002 issued by the Company to Mercator Capital L.L.C., to purchase capital stock of the Company is exercised prior to the Closing, the Company shall promptly notify Buyer of the exercise and the details thereof, and shall retain all funds received by the Company in payment of the exercise price, so that Buyer shall have access to such funds following the Closing.

                                    ARTICLE V

                             COVENANTS OF THE BUYER

     SECTION 5.01 Cooperation. The Buyer shall use its reasonable best efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 5.02 Amendment of Rights Agreement. The Buyer shall use its reasonable best efforts to effect an amendment of that certain Rights Agreement dated as of July 1, 2002, by and among the Buyer and certain of its stockholders (the "Rights Agreement") to enable each Seller to become a party thereto with all the rights attendant thereto as a "Series B Stockholder" as defined therein. In addition, Buyer agrees to enter into a side letter agreement providing NEC USA with a Board observer seat.

     SECTION 5.03 Amendment of Zhone Certificate of Incorporation. The Buyer shall use its reasonable best efforts to effect an amendment of the Zhone Certificate of Incorporation to allow the transactions contemplated by this Agreement.

     SECTION 5.04     NEC Name.

          (a) Promptly (but no later than five (5) business days) following the Closing, the Buyer shall cause the Company to change its corporate name to the extent necessary to discontinue the inclusion of "NEC" therein.

          (b) Except with respect to existing inventory, from and after the Closing, neither the Company, the Buyer nor any of their respective affiliates shall have the right to use any names, marks, trade names, trademarks or service marks incorporating "NEC" by itself or in combination with any other name, including without limitation, any corporate design logos associated with "NEC", and none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith; provided, however, that nothing herein shall be construed to limit the parties' right to use the "NEC" name in connection with any public disclosure relating to this Agreement issued in accordance with Section 11.13; and provided further, however, that the Company may continue to utilize the existing design and manufacturing processes for current or manufacturer discontinued Company products if those create an impression of the NEC logo on any internal component or part that is incorporated into the products of the Company if Buyer cannot, due to the absence of documentation or in Buyer's good faith opinion without incurring unreasonable cost, alter such process. In that event, Buyer will have a royalty free, non-exclusive license to continue to imprint and to display the NEC mark through the continued practice of such processes.

     SECTION 5.05 Covenant not to Sue. Without limiting the provisions of the Noncompetition Agreement, the Buyer hereby agrees that neither it nor any of its affiliates shall institute a patent infringement suit against NEC Japan or any of its affiliates, or any customers of NEC Japan or any of its affiliates, regarding products manufactured by, made for, used by, imported by, offered for sale by, leased and/or otherwise disposed by NEC Japan or any of its affiliates which may be covered by the Company Intellectual Property. The Buyer shall, and shall cause its affiliates to, require subsequent owners or transferees of any patent or patent application listed on Schedule 2.24(a) to be bound by the foregoing covenant.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

     SECTION 6.01 Post-Closing Covenants. Each of the Sellers (but for purposes of subsections (c) and (d) below NEC USA only) and the Buyer agree as follows with respect to the period following the Closing.

          (a) Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all of the Company's books and records (including Tax records).

          (b) Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties shall reasonably cooperate with such party and its counsel in the contest or defense, and, subject to reasonable availability and during normal business hours make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX below).

          (c)  Preparation and Filing of Tax Returns and Payment of Taxes.

          (i) Tax Returns Filed Prior to Closing. NEC USA shall prepare and timely file or shall cause to be prepared and timely file all Tax Returns with respect to the Company or in respect of its businesses, assets or operations that are required to be filed (taking into account extensions) prior to the Closing Date, and shall pay any Taxes with respect thereto (whether or not shown on such Tax Returns). To the extent permitted by applicable law, such Tax Returns shall be prepared on a basis reasonably consistent with the past custom and practice of the Company. The income of the Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date. With respect to the Tax Returns described in this Section 6.01(c)(i), NEC USA shall allow the Buyer an opportunity to review and comment upon such Tax Returns to the extent that they relate to the Company and shall make such revisions to such Tax Returns as are reasonably requested by the Buyer.

          (ii) Tax Returns Filed After Closing - Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (other than Tax Returns described in Section 6.01(c)(i) above). The Buyer shall permit NEC USA to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by NEC USA. To the extent permitted by applicable law, such Tax Returns shall be prepared on a basis reasonably consistent with the past custom and practice of the Company. Not later than five business days prior to the due date for the payment of such Taxes, NEC USA shall pay the Buyer for Taxes of the Company with respect to such periods, except to the extent that such Taxes are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Closing Date Balance Sheet.

          (iii) Tax Returns Filed After Closing - Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. To the extent permitted by applicable law, such Tax Returns shall be prepared on a basis reasonably consistent with the past custom and practice of the Company. The Buyer shall give NEC USA a reasonable opportunity to review such Tax Returns prior to filing and the Buyer shall make such revisions to the returns as may be reasonably requested by NEC USA to the extent such revisions relate to Taxes attributable to the portion of the period that ends on the Closing Date. Not later than five business days prior to the due date for the payment of such Taxes, NEC USA shall pay the Buyer with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date, except to the extent that such Taxes are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Final Closing Date Balance Sheet. For purposes of this section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (B) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the Closing Date provided that any Taxes attributable to transactions not in the ordinary course of business that occur on the Closing Date but after the Closing shall be considered to have occurred on the day following the Closing Date.

          (iv) Special Rule for Transfer Taxes. The burden of sales, use, transfer and like Taxes resulting from the purchase and sale of the Shares hereunder shall be shared equally between Buyer and NEC USA. The preceding sentence does not apply to sales, use, transfer and like Taxes resulting from the transactions described in the Asset Purchase Agreement, the burden of which shall be upon NEC USA in the manner described in this Agreement and in the Asset Purchase Agreement.

          (d)  Cooperation on Tax Matters; Tax Audits.

          (i) NEC USA and the Buyer and their respective affiliates shall cooperate in both (A) the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information and (B) any subsequent audits, claims, contests, litigation or other proceedings with respect to Taxes of the Company (collectively, "Tax Proceedings"). Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Company illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns or participating in Tax Proceedings, as is relevant to the preparation of such Tax Returns or the conduct of such Tax Proceedings, respectively. Such cooperation and information also shall include, without limitation, provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "Taxing Authority") which relate to the Company, and providing copies of all relevant Tax Returns to the extent related to the Company, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the requested party may possess. The parties and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

          (ii) NEC USA shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit") and to contest, resolve and defend any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes for any taxable period ending on or before the Closing Date with respect to the Company and for which NEC USA is responsible for paying under the terms of this Agreement. The Buyer shall have the right, at its own expense, to control any other Tax Audit and to contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company; provided that the Buyer shall consult with NEC USA with respect to the resolution of any issue with respect to Taxes due for a taxable period that begins prior to the Closing Date and that are the responsibility of NEC USA pursuant to this Agreement, and shall not settle any such issue, or file any amended Tax Return for such taxable period, without the consent of NEC USA. Where consent to a settlement is withheld by NEC USA pursuant to this Section, NEC USA may continue or initiate any further proceedings at their own expense, provided that any liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had NEC USA not withheld its consent.

                                   ARTICLE VII

                      CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligation of the Buyer to pay the Purchase Price on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     SECTION 7.01 Consents. All approvals and consents (or waivers) of third parties required by any governmental authorities in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained.

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

     SECTION 7.02 Representations and Warranties True. All of the representations and warranties of the Sellers and the Company contained in
Article II of this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

     SECTION 7.03 Performance. The Sellers and the Company shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date.

     SECTION 7.04 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of the Company, the results of its operations, properties, assets, liabilities or businesses which has been or is or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

     SECTION 7.05 Obligations of the Sellers. Except as contemplated by this Agreement, all debts and other obligations owed or required to be performed by the Sellers or their affiliates (or any business entity owned or controlled by the Sellers or their affiliates) to the Company shall have been paid or discharged in full on or before the Closing Date, and all agreements between the Company and the Sellers and their affiliates shall have terminated on or before the Closing Date at no cost to the Company; provided, however, that nothing contained in this Section 7.05 shall be deemed to release the Company's officers and directors, or NEC Japan, NEC USA, NEC America and their respective officers and directors, from any claims that any Non-NEC Seller may have against any of them.

     SECTION 7.06 Resignations. The Company shall have received the written resignations from (or shall have taken the necessary corporate action to effect the removal of) each of the Directors and Officers of the Company.

     SECTION 7.07 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the Buyer or the Company. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company or any Seller shall be pending, and neither the Company nor any Seller shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 7.08 Closing Documents. The Sellers shall have delivered the Certificates representing the Shares, duly endorsed to the Buyer, and all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 7.09 Escrow Agreement. The Sellers shall have executed and delivered the Escrow Agreement.

     SECTION 7.10 Patent Assignments. NEC America and NEC Japan shall each have executed as of Closing a Patent Assignment in substantially the form of
Exhibit 7.10 attached hereto (the "Patent Assignments"), transferring to the Company all of the patents and patent applications listed on Schedule 2.24(a).

     SECTION 7.11 Transition Services Agreement. The Buyer and NEC USA shall have executed and delivered a Transition Services Agreement in substantially the form of Exhibit 7.11 (the "Transition Services Agreement").

                                  ARTICLE VIII

                     CONDITIONS TO THE SELLERS' OBLIGATIONS

     The obligation of the Sellers to sell the Shares to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

     SECTION 8.01 Representations and Warranties True. All of the representations and warranties of the Buyer contained in Article III of this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

     SECTION 8.02 Performance. The Buyer shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

     SECTION 8.03 No Adverse Change. No change shall have occurred or be threatened in the condition (financial or other) of Buyer, the results of its operations, properties, assets, liabilities or businesses which has been or is or is reasonably likely to be materially adverse to its operations, properties, prospects, assets or condition (financial or other).

     SECTION 8.04 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 8.05 Closing Documents. The Buyer shall have delivered to each of the Sellers and the Escrow Agent certificates in respect of the Zhone Preferred Stock, in accordance with Schedule A and Article I hereof, and all of the resolutions, certificates, documents and other instruments required by this Agreement.

     SECTION 8.06 Rights Agreement. The Buyer shall have amended the Rights Agreement to enable each Seller to become a party thereto with all the rights attendant thereto as a "Series B Stockholder" as defined therein. In addition, the Buyer shall have provided NEC USA with a side letter providing it with a board observer seat, which letter shall include the right by NEC USA to share information it receives as a board observer with the other Sellers (subject to the obligation of each Seller to maintain the confidentiality of such information in accordance with Section 2.4 of the Rights Agreement). The foregoing letter shall specifically provide for the continuation of NEC USA's right to appoint a board observer, as well as the continuation of the information and inspection rights of the Sellers generally under Sections 2.1 and 2.2 of the Rights Agreement, until a Qualified IPO (as defined in the Rights Agreement) or when shares of the Buyer's Common Stock are listed for trading on the New York Stock Exchange, Nasdaq National Market, Nasdaq SmallCap Market or any other national stock exchange.

     SECTION 8.07 Escrow Agreement. The Buyer shall have executed and delivered the Escrow Agreement.

     SECTION 8.08 Financing. Buyer shall have closed its $25 million bridge loan financing from certain of its existing stockholders on terms that are substantially comparable to those previously provided to the Sellers.

     SECTION 8.09 Zhone Certificate of Incorporation. Buyer shall have amended the Zhone Certificate of Incorporation solely to increase its authorized capitalization to allow it to enter into the transactions contemplated by this Agreement and the financing arrangements described in Section 8.08, but in all other respects the Zhone Certificate of Incorporation shall remain in effect in accordance with the terms contained in Exhibit 1.02B.

     SECTION 8.10 Transition Services Agreement. The Buyer and NEC USA shall have executed and delivered the Transition Services Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.01 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of Sellers and Buyer contained in this Agreement will survive through and until February 14, 2004, except that (a) the organizational representations and warranties relating to the Sellers and the Company set forth in Sections 2.01 through 2.04, 2.07(a) and 2.09 (the "Seller Organizational Representations") will survive indefinitely, (b) the organizational representations and warranties relating to the Buyer set forth in Sections 3.01 and 3.02 (the "Buyer Organizational Representations") will survive indefinitely, (c) the tax representations and warranties set forth in Section
2.14 (the "Seller Tax Representations"), solely to the extent related to matters described in Section 9.02(a)(ii), will survive until the expiration of all applicable statutes of limitation, and (d) the intellectual property representations and warranties set forth in Section 2.24(g) (the "Seller IP Non-Infringement Representations" and, together with all other representations and warranties set forth in Section 2.24, the "Seller IP Representations") will survive through and until February 14, 2005 (in each case, the "Indemnity Period"), and the covenants and agreements of Sellers and Buyer contained in this Agreement will, except as otherwise expressly provided herein, survive indefinitely. The representations and warranties of Sellers contained in this Agreement, other than the Seller Organizational Representations, the Seller Tax Representations described in subsection (c) above, and the Seller IP Representations, shall hereinafter be referred to as the "Seller General Representations." The representations and warranties of Buyer contained in this Agreement, other than the Buyer Organizational Representations, shall hereinafter be referred to as the "Buyer General Representations."

     SECTION 9.02     Indemnification.

          (a) NEC USA shall, and with respect to the representations and warranties of the Sellers contained in Sections 2.01 through 2.05 and the covenants contained in Sections 4.09, 4.10, 6.01(a) and 6.01(b) only, each Seller shall severally, indemnify the Buyer Indemnified Parties (as defined below) in respect of, and hold each of them harmless from and against, any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (the "Damages"), incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to
(i) any misrepresentation or breach of warranty with respect to the Seller Organizational Representations, (ii) any misrepresentation or breach of warranty with respect to the Seller Tax Representations to the extent Damages are allocable to the Excluded Assets or Excluded Liabilities, (iii) any misrepresentation or breach of warranty with respect to the Seller IP Representations, (iv) any misrepresentation or breach of warranty with respect to the Seller General Representations, or non-fulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement (other than any covenant or agreement specifically referenced in another clause of this Section 9.02(a), which shall be governed by such other clause), (v) the Excluded Liabilities, (vi) a breach by any of the Sellers of
Section 4.07, 4.09, 4.10, 4.14, 4.15 or 4.16, (vii) any claim or other assertion of liability made by any of the Sellers based upon, arising out of or relating to any Pre-Closing Matter (other than matters with respect to which the Buyer is expressly required to indemnify the Sellers pursuant to this Agreement), (viii) the Company's ownership interest in, or business arrangements with, Open Networks Engineering, Inc., including without limitation as set forth on
Schedule 2.08, or (ix) the contractual claim related to Telcordia Technologies described on Schedule 2.15. A "Buyer Indemnified Party" shall mean the Buyer and its officers, directors, employees, agents, stockholders and affiliates.

          (b) In the case of any Damages suffered, incurred or sustained by any Buyer Indemnified Party ("Buyer Damages") that arise out of clause (iv) of
Section 9.02(a) above, subject to the limitations set forth herein, the Buyer Indemnified Party's sole recourse for satisfying such Buyer Damages shall be limited to the Escrowed Securities in accordance with the terms of the Escrow Agreement. For purposes of this Section 9.02, the value of each share of

Zhone Preferred Stock shall be deemed to be $2.0238. Claims for indemnification that arise out of any other clause of Section 9.02(a) above (other than clause
(iv)), or out of fraud, intentional misrepresentation or willful breach of any representation, warranty, covenant or agreement, shall not be subject to the limitations set forth in this Section 9.02(b).

          (c) Notwithstanding any provision to the contrary in this Agreement, the rights of any Buyer Indemnified Party to indemnification for Buyer Damages shall be subject to the following additional limitations:

               (i) The Sellers shall be obligated to indemnify the Buyer Indemnified Parties only for those claims relating to or giving rise to Buyer Damages with respect to which a claim for indemnification is asserted by a Buyer Indemnified Party during the applicable Indemnity Period; and

               (ii) No indemnification shall be made by the Sellers unless the aggregate amount of Buyer Damages exceeds $175,000 and, in such event, indemnification shall be made for all Buyer Damages, it being understood that in such event the initial $175,000 of Buyer Damages shall be recouped by the Buyer;

          provided that claims for indemnification that arise out of clause (i),
          (ii), (v), (vi), (vii), (viii) or (ix) of Section 9.02(a) above, or out of fraud, intentional misrepresentation or willful breach of any representation, warranty, covenant or agreement, shall not be subject to any of the limitations set forth in this Section 9.02(c).

          (d) Buyer shall indemnify the Seller Indemnified Parties (as defined below) in respect of, and hold each of them harmless from and against, any and all Damages suffered, incurred or sustained by any of them (the "Seller Damages") or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty with respect to the Buyer Organizational Representations, (ii) any misrepresentation or breach of warranty with respect to the Buyer General Representations, or non-fulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement (other than any covenant or agreement specifically referenced in another clause of this Section 9.02(d), which shall be governed by such other clause), (iii) the conduct of the business or operations of the Company following the Closing (other than matters with respect to which the Sellers are expressly required to indemnify the Buyer pursuant to this Agreement), or (iv) a breach by the Buyer of Section 5.02, 5.04 or 5.05. A "Seller Indemnified Party" means each Seller and its officers, directors, employees, agents and affiliates.

          (e) Notwithstanding any provision to the contrary in this Agreement, the rights of any Seller Indemnified Party to indemnification for Seller Damages shall be subject to the following additional limitations:

               (i) The Buyer shall be obligated to indemnify the Seller Indemnified Parties only for those claims relating to or giving rise to Seller

                         Damages with respect to which a claim for indemnification is asserted by a Seller Indemnified Party during the applicable Indemnity Period; and

               (ii) No indemnification shall be made by the Buyer unless the aggregate amount of Seller Damages exceeds $175,000 and, in such event, indemnification shall be made for all Seller Damages, it being understood that in such event the initial $175,000 of Seller Damages shall be recouped by the Sellers;

          provided that claims for indemnification that arise out of clause (i),
          (iii) or (iv) of Section 9.02(d) above, or out of fraud, intentional misrepresentation or willful breach of any representation, warranty, covenant or agreement, shall not be subject to any of the limitations set forth in this Section 9.02(e).

          (f) Tax Treatment of Indemnity Payments. Any payment made by any party pursuant to this Section 9.02 shall be treated as an adjustment to the Purchase Price for Federal and state income tax purposes.

     SECTION 9.03     General Procedures; Third Party Claims.

          (a) The obligations of any indemnifying party to indemnify any indemnified party under this Article IX with respect to Buyer Damages or Seller Damages, as the case may be, resulting from the assertion of liability by third parties (a "Third Party Claim"), will be subject to the terms and conditions set forth in this Section 9.03. The party against whom any Third Party Claim is asserted is referred to herein as the "Indemnified Party" and the party required to provide indemnity hereunder is referred to herein as the "Indemnifying Party."

          (b) In the event that any Third Party Claim is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable notify the Indemnifying Party and, if applicable, the Escrow Agent, in writing of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim) (the "Claim Notice"); provided that so long as the Claim Notice is delivered within the applicable Indemnity Period no delay on the part of any Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have twenty days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnifying Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) whether or not it will undertake, conduct and control, through counsel of its own choosing (which shall be reasonably satisfactory to the Indemnified Party) and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it acknowledges its indemnification obligation and desires to defend the Indemnified Party against such Third Party Claim, the

Indemnifying Party shall, at its sole cost and expense, have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld). If the Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense unless, in the reasonable judgment of the Indemnified Party, it is advisable to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate, in which case the reasonable fees and expenses of counsel for the Indemnified Party shall be paid by the Indemnifying Party. The Indemnified Party shall not settle or compromise a Third Party Claim for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld) unless the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the sole right to defend, settle, or compromise any Third Party Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement. Notwithstanding the foregoing, the Indemnified Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this Section 9.03, may take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, then the amount of any such Third Party Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable fees and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. The Indemnifying Party or Indemnified Party, as the case may be, shall use its reasonable efforts in the defense of all such Third Party Claims. The parties hereto shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Third Party Claim.

          (c) The extent to which any Indemnified Party shall be entitled to indemnification hereunder shall be reduced by (i) any net Tax benefit actually realized by such Indemnified Party, and (ii) any insurance proceeds actually received by the Indemnified Party on account of the claim that the Indemnified Party is seeking to be indemnified for, irrespective of the identity of the party that paid for such insurance. If NEC USA breaches the Seller Tax Representation set forth in Section 2.14(c), then the indemnity payment from NEC USA to Buyer pursuant to Section 9.02 shall include not only the Taxes the Company must pay as a result of said breach, but shall also include such additional amount as may be required to put the Buyer in the same after-Tax position it would have been in had such breach not occurred.

                                    ARTICLE X

                                   TERMINATION

     SECTION 10.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          A. By mutual written consents duly authorized by the Buyer and the Sellers;

          B. By the Buyer giving written notice to the Sellers in the event the Sellers have breached any material representation, warranty, covenant or agreement contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach;

          C. By the Sellers giving written notice to the Buyer in the event the Buyer has breached any material representation, warranty, covenant or agreement contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of twenty days after the notice of breach; or

          D.   By the Buyer or the Sellers if:

               (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

               (ii) the Closing has not occurred on or prior to February 14, 2003 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement.

Upon the occurrence of any of the events specified in Section 10.01(D), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

     SECTION 10.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01, this Agreement, except for the provisions of Articles IX, X and XI shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 10.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth on the signature pages hereto or to such other address as a party may designate by notice hereunder, and shall be either
(i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission,
(iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. A copy of any notices delivered to any party shall also be sent to the following:

            If to any of the Sellers, to the Sellers' Representative:

                         Timothy Donovan, Esq.
                         NEC USA, Inc.
                         Senior Vice President and General Counsel
                         NEC USA, Inc.
                         Legal Department
                         8 Corporate Center Drive
                         Melville, New York  11747
                         Facsimile:  (631) 753-7663

            If to the Buyer, to:

                         Zhone Technologies, Inc.
                         7001 Oakport Street
                         Oakland, California  94621
                         Attn:  Chief Executive Officer
                         Facsimile:  (510) 777-7001

                         with a copy to:

                         Latham & Watkins
                         12636 High Bluff Drive
                         Suite 300
                         San Diego, California  92130
                         Attn:  Craig M. Garner, Esq.
                         Facsimile:  (858) 523-5454

All notices, requests, consents and other communications hereunder shall be deemed to have been duly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day (or the second succeeding business day in the case of international delivery) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     SECTION 11.02 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof including, without limitation, that certain letter of intent between the Buyer and the Company dated December 12, 2002. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement or the Exhibits or Schedules hereto or the other documents executed in connection herewith shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 11.03 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 11.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     SECTION 11.05 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates, provided that no such assignment shall relieve Buyer of any of its obligations to the Sellers hereunder.

     SECTION 11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, provided, however, that the provisions Article IX and Section
11.15 are intended for the benefit of the entities and individuals specified therein.

     SECTION 11.07 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

     SECTION 11.08 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 11.09 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 11.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 11.11 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that all expenses billed to or incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company as of the Closing, and neither Buyer nor the Company shall have any liability or obligation therefor following the Closing.

     SECTION 11.12 Confidentiality. Each party acknowledges and agrees that any information or data it has acquired from the other party was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its respective representatives to, promptly (and in no event later than five (5) business days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives. In the event the transactions contemplated hereby are consummated, this Section 11.12 shall no longer apply with respect to confidential information of the Company obtained by the Buyer. Notwithstanding the foregoing, the limitations contained herein shall not apply to any information that: (a) was publicly known at the time of disclosure to the recipient, or becomes publicly known through no act of the recipient; (b) was rightfully received from a third party without a duty of confidentiality; or (c) was developed by the recipient independently.

     SECTION 11.13 Public Disclosure. No party to this Agreement shall issue (and each party shall cause its affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of all the parties hereto, which consent shall not be unreasonably withheld, provided, that any party may make any public disclosure that it believes in good faith is required by applicable law.

     SECTION 11.14 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 11.15 Appointment of Representative. In order to efficiently administer the transactions contemplated hereby, including the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyer Indemnified Parties pursuant to this Agreement, the Sellers hereby agree to the appointment of Timothy M. Donovan, Esq., NEC USA's Senior Vice President & General Counsel, as the Sellers' Representative (the "Sellers' Representative"). The Sellers' Representative is hereby authorized to take any and all action as is contemplated to be taken by the Sellers by the terms of this Agreement, provided that, the Sellers' Representative shall not consent to the entry of any judgment or enter into any settlement which affects or binds any of the Sellers without the prior written consent of such Seller (which consent shall not be unreasonably withheld). All decisions and actions by the Sellers' Representative shall be binding upon all of the Sellers and no Seller shall have the right to object, dissent, protest or otherwise contest the same. By their execution of this Agreement, the Sellers agree that:

          (a) the Buyer shall be able to rely exclusively on the instructions and decisions of the Sellers' Representative as to the settlement of claims for indemnification by the Buyer pursuant to this Agreement, or any other actions taken by the Sellers' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer in reliance upon the instructions or decisions of the Sellers' Representative;

          (b) all actions, decisions and instructions of the Sellers' Representative shall be final, conclusive and binding upon the Sellers;

          (c) the provisions of this Section 11.15 are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement;

          (d) the provisions of this Section 11.15 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Seller, and any references in this Agreement to a Seller shall mean and include the successors to the Sellers' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise; and

          (e) in case of the resignation or the death or inability to act of Timothy M. Donovan, a successor shall be named by NEC USA. The term "Sellers' Representative" as used herein shall be deemed to include a successor representative.

          (f) The Sellers' Representative shall not be liable to the Sellers for any act done or omitted to be done hereunder while acting in good faith and in the exercise of reasonable judgment. Each Seller agrees to jointly and severally indemnify and hold harmless the Sellers' Representative from and against any Damages incurred without gross negligence or willful misconduct on the part of the Sellers' Representative and arising out of or in connection with the acceptance or administration of the Sellers' Representative's duties hereunder.

     SECTION 11.16 Representation. Each party to this Agreement acknowledges that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin") has served as special counsel to the Company and has negotiated the terms of this Agreement and the Exhibits thereto solely on behalf of the Company. Each of the Sellers hereby acknowledges that (a) it has had an opportunity to obtain independent legal counsel, and (b) with respect to this Agreement and the Exhibits thereto, Mintz Levin has represented solely the Company, and not any of the Sellers.

     SECTION 11.17 Specific Performance. Each party to this Agreement acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 11.18 Consent to Jurisdiction; Waiver of Jury Trial. Each party to this Agreement irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Northern District of California (or, if such court does not have jurisdiction or does not accept jurisdiction, in any state court of general jurisdiction located in Alameda County, California); (b) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (c) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ANY PARTY.

     SECTION 11.19 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation reasonable attorneys' fees and expenses, incurred by such party in connection with such action, including any appeal of such action.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Buyer, the Company and the Sellers have executed this Agreement as of the day and year first above written.

                                          ZHONE TECHNOLOGIES, INC.

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          NEC ELUMINANT TECHNOLOGIES, INC.

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

       [Signature Page to NEC eLuminant Stock Purchase and Sale Agreement]

                                          NEC USA, INC.

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          NEC CORPORATION

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          NEC AMERICA (with respect to Sections
                                          1.06, 4.07, 4.10 and 7.10 hereof only)

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

       [Signature Page to NEC eLuminant Stock Purchase and Sale Agreement]

                                          ITOCHU CORPORATION

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          TECHNOLOGY VENTURES I VENTURE CAPITAL
                                          INVESTMENT LIMITED PARTNERSHIP

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          ITV SIDE FUND, L.L.C.

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

       [Signature Page to NEC eLuminant Stock Purchase and Sale Agreement]

                                          THE YASUDA ENTERPRISE DEVELOPMENT I,
                                          LIMITED PARTNERSHIP

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

                                          THE INVESTMENT ENTERPRISE PARTNERSHIP
                                          YNED, A JAPANESE LIMITED PARTNERSHIP

                                          By:  _________________________________
                                               Name:
                                               Title:
                                               Address:

       [Signature Page to NEC eLuminant Stock Purchase and Sale Agreement]